Exhibit 99-2

         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     On June 24, 1999, Gannett U.K. Limited ("Gannett UK"), a newly formed wholly-owned subsidiary of Gannett Co., Inc. ("Gannett"), made a cash offer to acquire the entire issued and to be issued share capital of Newsquest plc ("Newsquest"). Pursuant to the Offer, Newsquest shareholders were offered
460 pence (US $7.26) in cash or Loan Notes for each of 200.4 million fully diluted shares, for a total price of approximately 922 million pounds sterling (US $1.5 billion). Additionally, Gannett agreed to assume or retire Newsquest's existing debt. On July 26, 1999, pursuant to the Offer Document, Gannett UK declared the Offer unconditional in all respects. As of October 4, 1999, Gannett UK effectively owns 100% of Newsquest shares. The acquisition will be recorded under the purchase method of accounting and Newsquest's results of operations will be included in the company's financial statements beginning in the third quarter.

     The accompanying unaudited pro forma condensed combined balance sheet presents the financial position of Gannett Co., Inc. and Newsquest as of December 27, 1998, assuming that the acquisition of Newsquest occurred as of that date. Such pro forma information is based on the historical balance sheets of Gannett at December 27, 1998 and of Newsquest at January 3, 1999.

     As required by Rule 11-02 of Regulation S-X, the unaudited pro forma condensed combined statement of income has been prepared assuming that the proposed merger occurred as of the beginning of the period presented. The unaudited condensed combined statement of income reflects the historical results of operations for Gannett and Newsquest for their respective 1998 fiscal years.

     The unaudited pro forma condensed combined financial statements give effect to certain pro forma adjustments which are described in the notes to these statements. The unaudited pro forma condensed combined financial statements do not reflect any operating synergies anticipated by Gannett as a result of the acquisition.

     The unaudited pro forma condensed combined results are presented for informational purposes only and are not necessarily indicative of the results of operations or financial position which would have been achieved had the transaction been completed as of the beginning of the period presented, nor is it necessarily indicative of Gannett's future results of operations or financial position.

     The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of Gannett and Newsquest, including the related notes thereto.

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
                                                                   EXHIBIT 99-2

Gannett Co., Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
December 27, 1998
(in thousands of dollars)
                                                           Pro forma       Pro forma
                                   Gannett    Newsquest  adjustments        combined
                                  --------   ----------   ----------      ----------
ASSETS
 Current assets
   Cash and marketable
     securities                 $   66,187   $       98   $               $   66,285
   Accounts receivable, net        717,159       67,594                      784,753
   Inventories                      87,176        3,074                       90,250
   Prepaid expenses and
     other current assets           35,863        2,618                       38,481
                                ----------   ----------   ----------      ----------
 Total current assets              906,385       73,384                      979,769

 Property, plant and
   equipment, net                2,063,783      111,597                    2,175,380
 Excess of acquisition
   cost over the
   value of assets
   acquired, net                 3,794,601      546,566    1,196,852  (1)  5,538,019
 Other assets                      214,711          501                      215,212
                                ----------   ----------   ----------      ----------
Total assets                    $6,979,480   $  732,048   $1,196,852      $8,908,380
                                ==========   ==========   ==========      ==========


LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities
   Current maturities of
     long-term debt             $    7,812   $    3,150   $               $   10,962
   Accounts payable and
     current portion of
     film contracts payable        312,283       37,856                      350,139
   Accrued expenses
     and other current
     liabilities                   345,687       28,050       70,969  (2)    444,706
   Dividends payable                55,790       12,994                       68,784
   Income taxes                      6,395       50,429                       56,824
                                ----------   ----------   ----------      ----------
 Total current liabilities         727,967      132,479       70,969         931,415

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 Deferred income taxes             442,359        8,690       (1,492) (3)    449,557
 Long-term debt,
   less current portion          1,306,859      215,500    1,502,754  (4)  3,025,113
 Postretirement medical
   and life insurance
   liabilities                     308,145                                   308,145
 Other long-term
   liabilities                     214,326                                   214,326
 Total shareholders'
   equity                        3,979,824      375,379     (375,379) (5)  3,979,824
                                ----------   ----------   ----------      ----------
Total liabilities and
  shareholders' equity          $6,979,480   $  732,048   $1,196,852      $8,908,380
                                ==========   ==========   ==========      ==========


(A) This pro forma balance sheet includes Gannett's historical balances at December 27, 1998, and Newsquest's historical balances at January 3, 1999.

(B) For comparability, Newsquest results have been reclassified to conform with Gannett's presentation.

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial
Statements.

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

Gannett Co., Inc.
Unaudited Pro Forma Condensed Combined Statement of Income
Year-to-date ended December 27, 1998
(in thousands of dollars, except per share data)

                                                            Pro forma       Pro forma
                                   Gannett    Newsquest   adjustments        combined
                                ----------   ----------    ----------      ----------
Revenues
  Newspapers advertising        $2,942,995   $  433,886    $               $3,376,881
  Newspaper circulation          1,010,238       62,310                     1,072,548
  Television                       721,298                                    721,298
  Cable and security               240,600                                    240,600
  All other                        206,160       10,592                       216,752
                                ----------   ----------    ----------      ----------
Total revenues                   5,121,291      506,788                     5,628,079

Operating expenses
  Cost of sales and
    operating expenses,
    exclusive of
    depreciation                 2,593,982      229,123                     2,823,105
  Selling, general and
    administrative expenses,
    exclusive of
    depreciation                   773,601      123,804         2,320  (1)    899,725
  Depreciation                     201,683       19,042                       220,725
  Amortization of
    intangible assets              108,523                     42,052  (2)    150,575
                                ----------   ----------    ----------      ----------
Total operating expenses         3,677,789      371,969        44,372       4,094,130
                                ----------   ----------    ----------      ----------
Operating income                 1,443,502      134,819       (44,372)      1,533,949

Non-operating income (expense)
  Interest (expense), net of
    interest income                (60,094)     (33,774)       33,774  (3)   (161,167)
                                                             (101,073) (4)
  Other                            286,005                                    286,005
                                ----------   ----------    ----------      ----------
Total                              225,911      (33,774)      (67,299)        124,838

Income before income taxes       1,669,413      101,045      (111,671)      1,658,787
Provision for income taxes         669,500       31,830       (36,330) (5)    665,000
                                ----------   ----------    ----------      ----------
Net income                      $  999,913   $   69,215    $  (75,341)     $  993,787
                                ==========   ==========    ==========      ==========

Net income per share-basic           $3.53                                      $3.51
                                   =======                                   ========
Net income per share-diluted         $3.50                                      $3.48
                                   =======                                   ========

Average outstanding shares:
   Basic                           283,097                                    283,097
   Diluted                         285,711                                    285,711

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(A) This pro forma income statement includes Gannett's results for the 52-week period ended December 27, 1998, and Newsquest results for the 53-week period ended January 3, 1999.

(B) For comparability, Newsquest results have been reclassified to conform with Gannett's presentation.

(C) Newsquest results are as reported in U.K. GAAP. U.S. GAAP adjustments are included with the pro forma adjustments.

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.


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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS

Note 1 - Basis of Presentation

The unaudited pro forma condensed combined balance sheet has been prepared to reflect the acquisition of Newsquest for an aggregate price of approximately $1.45 billion plus the assumption of approximately $250 million of liabilities and transaction-related costs, including $181 million of Newsquest's long-term debt.

The unaudited pro forma condensed combined balance sheet presents the financial position of Gannett and Newsquest as of December 27, 1998, assuming that the transaction occurred as of December 27, 1998. Such pro forma information is based on the historical balance sheets of Gannett as of December 27, 1998, and of Newsquest as of January 3, 1999.

As required by Rule 11-02 of Regulation S-X, the unaudited pro forma condensed combined statement of income assumes that the transaction occurred as of the beginning of the period presented. The unaudited pro forma condensed combined statement of income reflects Gannett's historical results of operations for the 52 weeks ended December 27, 1998, and Newsquest's historical results of operations for the 53 weeks ended January 3, 1999.

The company believes that the assumptions used in preparing the unaudited pro forma condensed combined financial statements provide a reasonable basis for presenting all of the significant effects of the merger (other than any operating synergies anticipated by Gannett) and that the pro forma adjustments give effect to those assumptions in the unaudited pro forma condensed combined financial statements.

Note 2 - Pro Forma Adjustments

A. Pro forma adjustments to the unaudited condensed combined balance sheet at December 27, 1998 are made to reflect the following:

(1) Adjustment to record the excess of acquisition cost over the fair value of net assets acquired (goodwill). For purposes of the unaudited pro forma condensed combined statement of income, goodwill is being amortized over forty years.

(2) Accrual for estimated acquisition-related expenses incurred by Gannett and Newsquest.

(3) Deferred tax adjustments in respect of acquisition expenses (see #2), net of an adjustment in respect of tax deferred on real property sales.

(4) The issuance of commercial paper by Gannett to finance the purchase price.

(5)  The elimination of the shareholders' equity accounts of Newsquest.

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B.   Pro forma adjustments to the December 27, 1998 unaudited condensed combined income statement are made to reflect the following:

(1) Newsquest excess pension amount, which is required to be reflected under United States GAAP.

(2) Amortization expense on the estimated excess of acquisition cost over fair value of assets, assuming a life of forty years.

(3)  The elimination of Newsquest's interest expense.  (See (4) below.)

(4) Gannett's pro forma interest expense on amount assumed borrowed for consideration paid ($1.58 billion, translated from British pounds at the beginning of 1998) and Newsquest average 1998 debt ($0.26 billion). The rate used to calculate interest expense, 5.5%, is based on the weighted average rate paid by Gannett for commercial paper in 1998.

(5) To adjust consolidated tax provisions for U.S. and U.K. tax effects of acquisition.

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